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                                                                   Exhibit 10.13


                       Paramount Capital Investments, LLC
                             Paramount Capital, Inc.
                    Paramount Capital Asset Management, Inc.
                         787 Seventh Avenue, 48th Floor
                            New York, New York 10019

                                                               December 31, 2001

Innovative Drug Delivery Systems, Inc.
787 Seventh Avenue, 48th Floor
New York, New York 10019
Attention: Leonard Firestone, Chief Executive Officer

             RE: IP LETTER AGREEMENT
             -----------------------

Dear Dr. Firestone:

         Beginning on February 23, 1998, some or all of Paramount Capital Investments, LLC, Paramount Capital, Inc., Paramount Capital Asset Management, Inc. and all of their affiliates (collectively, "Paramount") have provided office space and made other monetary and non-monetary support available to Innovative Drug Delivery Systems, Inc. ("IDDS"). This letter agreement (the
"IP Letter Agreement") memorializes our recent discussions and will set forth certain agreements between Paramount and IDDS with respect to intellectual property rights arising during the period Paramount has provided, and may in the future provide, such support to IDDS. Accordingly, in consideration of One Thousand Dollars ($1000.00) paid by IDDS to Paramount, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, IDDS and Paramount hereby agree as follows:

         Paramount agrees that regardless of any resources provided by Paramount to IDDS at any past, present, or future time, Paramount has and shall have no right, title or interest in or to any of the patents, patent applications, know-how, trade-secrets, trade dress, trademarks, service marks, logos, domain names, copyrights or any other intellectual property (whether or not registered) (i) developed by IDDS or its employees or consultants solely within the scope of their employment or consultancy with IDDS, or (ii) concerning the product candidates of IDDS as described in IDDS's Registration Statement on Form S-1, as amended, relating to IDDS's initial public offering, or (iii) concerning the technologies set forth on Schedule A attached hereto, and (iv) all enhancements, improvements, and derivations of (i) through (iii) above (the "IDDS Intellectual Property").

         To the extent that Paramount it deemed to have any rights, title or interest in or to any of the IDDS Intellectual Property, Paramount hereby assigns, transfers and conveys to IDDS (i) all rights, title and interest as Paramount may possess (now or in the future) in and to the IDDS Intellectual Property worldwide; and (ii) the entire right, title and interest in and to the IDDS Intellectual Property, together with all income, royalties, damages and payments now or hereafter due or payable by any third party with respect to the IDDS Intellectual Property, all


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causes of action (at law or in equity) and all rights to sue, counterclaim and recover for past, present and future infringement pf the rights granted hereby.

         Paramount further agrees that it will: (i) cooperate with IDDS in the filing and prosecution of any and all patent, trademark, copyright or other intellectual property registrations or applications; (ii) execute, verify, acknowledge and deliver all such further papers, including applications and instruments of transfer; and (iii) perform such other acts as IDDS lawfully may request, to facilitate IDDS's right to obtain, protect, maintain, defend or enforce any of the rights granted hereunder. In the event that IDDS is unable for any reason whatsoever to secure Paramount's signature to any document when so required to effectuate fully this assignment, Paramount hereby irrevocably designates and appoints IDDS and IDDS's duly authorized officers and agents, as Paramount's agents and attorneys-in-fact to act for and on its behalf and instead of it, to execute and file any such document and to do all other lawfully permitted acts to further the purposes of the foregoing, with the same legal force and effect as if executed by the undersigned, such designation and appointment to be coupled with an interest.

         For purposes of this Agreement, the parties hereto are independent contractors and are not partners or joint venturers, and, except as provided herein, neither party has any right or authority to bind the other in any way. This Agreement shall be binding on and inure to the benefit of the respective permitted successors and assigns of the parties. Upon execution by both parties, this Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all proposals, oral or written, all negotiations, conversations, discussions and past dealings between or among the parties relating to the subject matter of this Agreement. In the event that any of the provisions of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be unenforceable, such provisions shall be limited or eliminated to the minimum extent necessary so that this agreement shall otherwise remain in full force and effect and enforceable. This Agreement shall be governed by the laws of the State of New York, without regard to the choice of law rules thereof and the sole jurisdiction and venue for actions related to the subject matter hereof shall be conducted in the state or federal courts of the State and County of New York. This Agreement may be executed in one or more counterparts (including facsimile counterparts), each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

         Please execute and deliver to us the enclosed copy of this IP Letter Agreement at your earliest convenience.



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                                               Very truly yours,



                                 PARAMOUNT CAPITAL INVESTMENTS, LLC

                                 PARAMOUNT CAPITAL, INC.

                                 PARAMOUNT CAPITAL ASSET MANAGEMENT, INC.



                                 By:    /s/ Lindsay A. Rosenwald, MD
                                        ----------------------------------
                                 Name:  Lindsay A. Rosenwald, MD
                                        ----------------------------------
                                 Title: Chairman
                                        ----------------------------------
                                        December 31, 2001


INNOVATIVE DRUG DELIVERY SYSTEMS, INC.

By:    /s/ Leonard Firestone
       ----------------------------------
Name:  Leonard Firestone
       ----------------------------------
Title: Chief Executive Officer
       ----------------------------------



                     * SIGNATURE PAGE TO IP LETTER AGREEMENT


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